Exhibit 99(i)

PRESS RELEASE

FOR IMMEDIATE RELEASE

X-Change Corporation Finalizes Acquisition of Connected Media Technologies to Form Leading US Hispanic
Digital Multimedia Company

MIAMI, FL—February 17, 2010-- X-Change Corporation (OTCBB: XCHC), announced today it has completed its merger with Miami based Connected Media Technologies, Inc., a digital multimedia firm to the US Hispanic market, offering a complete suite of media solutions to better help broadcasters, agencies, advertisers and content owners to target the growing US Hispanic demographic more easily and efficiently in this age of diverse digital convergence.

Mr. Fernando Gomez, Senior Executive VP for Connected Media Technologies, Inc. stated, “This merger presents a formidable opportunity for our company and its shareholders, as we now have access to the US capital markets to execute our multi-media acquisition plan, allowing us to better serve our Hispanic market audience and expand our product offerings to our clients”.

X-Change Corporation completed the merger with Connected Media Technologies, Inc., and in doing so the purchase price was paid in stock.  Control has been turned over to the share holders of Connected Media.

About X-Change Corporation
The X-Change Corporation seeks and identifies privately-held operating companies desiring to become publicly held companies by combining with the corporation through a reverse merger or acquisition type transaction.

About Connected Media Technologies
ConnectedMedia Technologies, Inc. services clients at the local, regional, national and international level who want to target US Hispanics through the company’s custom digital marketing and media campaigns, content creation and syndication, production, programming

February 18, 2010

Press Release
Connected Media Technologies

and streaming for distribution through the internet, mobile, radio and television and print media platforms. The company seeks and invests in emerging and established Hispanic media and technology companies.

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement containing works such as "anticipate," "seek," intend," "believe," "plan," "estimate," "expect," "project," "plan," or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Some or all of the events or results anticipated by these forward-looking statements may not occur.  The X-Change Corp. does not undertake any duty nor does it intend to update the results of these forward-looking statements.

CONTACT INFORMATION
Mr. Fernando Gomez, Executive VP
Connected Media Technologies, Inc.
Tel: 310.601.3165
E-mail info@ConnectedMediaTech.com
Web: www.ConnectedMediaTech.com